                                                             EXHIBIT 11

                                                 INTEGRATED DEVICE TECHNOLOGY, INC.
                                                  COMPUTATION OF EARNINGS PER SHARE
                                              (In thousands, except per share amounts)
                                                             (Unaudited)

                                                                                                     Three Months      Three Months
                                                                                                        Ended              Ended
                                                                                                    June 29, 1997      June 30, 1996
                                                                                                    -------------      -------------
Primary:

Weighted average shares outstanding                                                                      79,769               77,696

Net effect of dilutive stock options                                                                      3,590                3,954

                                                                                                        -------              -------
Total shares                                                                                             83,359               81,650
                                                                                                        =======              =======

                                                                                                        -------              -------
Net Income                                                                                              $ 1,891              $ 8,869
                                                                                                        =======              =======

                                                                                                        -------              -------
Net income per share                                                                                    $  0.02              $  0.11
                                                                                                        =======              =======


Fully Diluted:

Weighted average shares outstanding                                                                      79,769               77,696

Net effect of dilutive stock options                                                                      3,590                3,954

"If Converted" conversion of convertible subordinated notes                                                   0                    0
(See Note 1)

                                                                                                        -------              -------
Total                                                                                                    83,359               81,650
                                                                                                        =======              =======


Net Income                                                                                              $ 1,891              $ 8,869

Add:
Convertible subordinated notes interest, net of taxes                                                         0                    0
Expenses attributable to convertible notes issue                                                              0                    0

                                                                                                        -------              -------
Adjusted Net Income                                                                                     $ 1,891              $ 8,869
                                                                                                        =======              =======


                                                                                                        -------              -------
Net income per share                                                                                    $  0.02              $  0.11
                                                                                                        =======              =======


Note 1 The effects of the potential conversion of the 5.5% Convertible Subordinated Notes have not been included in the fully diluted EPS calculations for both of the first fiscal quarters of 1998 and 1997 because they are anti-dilutive.

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